ASSISTANT SECRETARY'S CERTIFICATE

      THE UNDERSIGNED, Elba Vasquez, Vice President and Assistant Secretary of Dreyfus Insured Municipal Bond Fund, Inc. (the "Fund"), hereby certifies that set forth below is a copy of the resolution adopted by the Fund's Board members by unanimous written consent, dated June 1, 1999, authorized the signing by Margaret W. Chambers, Marie E. Connolly, Douglas C. Conroy, Frederick C. Dey, Christopher J. Kelley, Kathleen K. Morrisey, Stephanie Pierce, Elba Vasquez, and Karen Jacoppo-Wood on behalf of the proper officers of the Fund pursuant to a power of attorney:

            RESOLVED, that the following persons be, and they hereby are, elected to the offices set forth opposite their respective names, to serve at the pleasure of the Fund's Board:

            President and Treasurer                    Marie E. Connolly
            Vice President and Secretary               Margaret W. Chambers
            Vice President and Assistant Treasurer     John P. Covino
            Vice President and Assistant Treasurer     Mary A. Nelson
            Vice President and Assistant Treasurer     George A. Rio
            Vice President and Assistant Treasurer     Joseph F. Tower, III
            Vice President, Assistant Treasurer and    Frederick C. Dey
            Assistant Secretary
            Vice President, Assistant Treasurer and    Stephanie Pierce
            Assistant Secretary
            Vice President and Assistant Secretary     Douglas C. Conroy
            Vice President and Assistant Secretary     Christopher J. Kelley
            Vice President and Assistant Secretary     Kathleen K. Morrisey
            Vice President and Assistant Secretary     Elba Vasquez
            Vice President and Assistant Secretary     Karen Jacoppo-Wood

            ;and be it further

            RESOLVED, that the Registration Statement and any and all amendments and supplements thereto may be signed by any one of Margaret W. Chambers, Marie E. Connolly, Douglas C. Conroy, Frederick C. Dey, Christopher J. Kelley, Kathleen K. Morrisey, Stephanie Pierce, Elba Vasquez, and Karen Jacoppo-Wood, as the attorney-in-fact for the proper officers of the Fund, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as fully to all intents and purposes as the officer, for whom he or she is acting as attorney-in-fact, might or could do in person.

      In WITTNESS THEREOF, I have hereunder signed by name and affixed the seal of the Fund June 23, 1999.


                                                /s/ Elba Vasquez
                                                Elba Vasquez
                                                Vice President and Assistant
Secretary
(SEAL)